UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2006

Mercury Interactive Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-22350	77-0224776
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

379 North Whisman Road, Mountain View, California 94043
(Address of Principal Executive Offices)

(Registrant's Telephone Number, Including Area Code)
(650) 603-5200

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 241.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement

Mercury Interactive Corporation (the “Company”) entered into an amendment effective as of January 27, 2006 (the “Amendment Agreement”) to the November 1, 2005 agreement by and between the Company and Amnon Landan, the Company’s former Chief Executive Officer. Pursuant to the Amendment Agreement, which was executed and negotiated on the Company’s behalf by the Special Committee of the Board of Directors of the Company, the Company and Mr. Landan agreed that Mr. Landan will not exercise Mr. Landan’s currently outstanding and vested options (collectively, the “Options”) prior to June 15, 2006 without prior notice from the Special Committee that the Special Committee has concluded that the Options are valid and enforceable and that the term for exercise of each of the Options is to be extended until July 15, 2006. The Company and Mr. Landan also agreed that Mr. Landan will return to the Company for cancellation the option to acquire 700,000 shares with a record grant date of January 8, 2001, and that the exercise prices of certain of Mr. Landan’s options will be increased. In the event that Mr. Landan exercises any of the Options, any resulting shares from such exercises (and any proceeds from the sale of such shares) shall be placed into escrow or a segregated account, or be subject to some other form of security until the Company has resolved any claims against Mr. Landan (either directly or derivatively) or until the United States Securities and Exchange Commission has resolved any action it may take against Mr. Landan, whichever is later. Mr. Landan and the Company have agreed that they will attempt to reach agreement by March 15, 2006 on the amount, if any, of vacation days and bonus due to Mr. Landan and an amount to be paid or repaid to the Company in connection with Mr. Landan’s stock options. In the event the Company and Mr. Landan are unable to agree on any of these matters, these amounts will be determined through arbitration.

The foregoing description of the Amendment Agreement does not purport to be complete, and is qualified in its entirety by reference to such agreement, a copy of which is filed as Exhibit 10.50 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

10.50	Amendment to Agreement by and between the Company and Amnon Landan effective as of January 27, 2006

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 2, 2006	MERCURY INTERACTIVE CORPORATION

By: /s/ David J. Murphy

Name: David J. Murphy
Title: Chief Financial Officer

EXHIBIT INDEX
Exhibit No.	Description

10.50	Amendment to Agreement by and between the Company and Amnon Landan effective as of January 27, 2006